EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 16, 2011 with respect to the consolidated financial statements of Oncolytics Biotech Inc. (“Oncolytics”), and the effectiveness of internal control over financial reporting of Oncolytics, included in the Annual Report to Shareholders (Form 20-F) of Oncolytics for the year ended December 31, 2010, as filed with the United States Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-167250) and on the Registration Statement on Form S-8 (No. 333-171625), the related prospectuses of Oncolytics, of our reports dated March 16, 2011 with respect to the consolidated financial statements of Oncolytics, and the effectiveness of internal control over financial reporting of Oncolytics, included in the Annual Report to Shareholders (Form 20-F) of Oncolytics for the year ended December 31, 2010, as filed with the United States Securities and Exchange Commission.

Calgary, Alberta	signed “Ernst & Young LLP”
March 24, 2011	Chartered Accountants